NUMBER

YP

COMMON STOCK
PAR VALUE $.001

YP.com®

SHARES

CUSIP 987824 10 9

SEE REVERESE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

— Shares of YP CORP. Common Stock —

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CERTIFICATE OF STOCK

COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
(Cranford, NJ)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

YP CORP. CORPORATE Seal NEVADA

SECRETARY

PRESIDENT

SALES: C. SHARKEY 302-731-7068

/ ETHER 19 / LIVE JOBS / Y / YP CORP 16406 FC

PRODUCTION COORDINATOR: VERONICA GUATTI 931-490-1706
PROOF OF JUNE 24, 2004
YP CORP.
TSB 16406 FC

Operator: Teresa

NEW

Colors Selected for Printing: Logo is in EPS format, prints in Red PMS 185, Reflex Blue and Process Yellow. SUITABLE FOR PRINTING. Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT-		Custodian
TEN ENT	-	as tenants by the entireties		(Cust)		(Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, __________________________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

 Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,
X
X
	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between YP Corp. (the "Company") and Registrar and Transfer Company, as Rights Agent, dated as of May 6, 2004 and as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: VERONICA GLIATTI 931-490-1706 PROOF OF JUNE 24, 2004 YP CORP. TSB 16406 BACK
SALES: C. SHARKEY 302-731-7088	Operator: Teresa
/ ETHER 19 / LIVE JOBS / Y / YP CORP 16406 BACK	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: _____ OK AS IS _____ OK WITH CHANGES _____ MAKE CHANGES AND SEND ANOTHER PROOF